UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 6, 2011

International Star, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28861	86-0876846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Marshall Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (318) 464-8687

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Star, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 1.01                      Entry into a Material Definitive Agreement.

On April 6, 2011, we entered into a mining lease agreement (the “Lease Agreement”) with La Cuesta International, Inc., an Arizona corporation (“LCI”), to acquire the exclusive right to explore, develop and mine certain lode mining claims held by LCI (collectively, the “Mining Property”).  The Mining Property consists of five (5) lode mining claims covering the former Van Deeman gold mine located in the northern Black Mountains in Mohave County, Arizona.  The Lease Agreement is effective as of April 1, 2011, for a term of the ten (10) years and may be earlier terminated by the parties or extended indefinitely as long as minerals are produced from the Mining Property and sold in commercial quantities or we continue making the specified rental payments.  We are required to make rental payments every six months, beginning upon signing of the lease, in an amount of $5,000 for each of the first two six-month periods, $7,500 for each of the next two periods, and $10,000 per period thereafter.  Upon commencement of commercial mineral production on the Mining Property, we must pay to LCI the greater of 2% of the net smelter returns or $10,000 during each calendar quarter in which we produce and sell ores and minerals from the Mining Property in commercial quantities.  The Lease Agreement also grants us the option to purchase the mining claims comprising the Mining Property for $200,000, with prior rental and royalty payments being applied to the purchase price.  If we do not exercise our option to purchase the Mining Property, LCI is required to transfer all interests in the property to us once we have made rental and royalty payments totaling an aggregate of $2,000,000.

On April 25, 2011, we entered into a loan transaction with Beaird Operating Companies, LLC (“Beaird”) through which we borrowed total principal of $150,000.  In connection with the loan, we issued a Promissory Note (the “Note”) to Beaird.  Under the terms of the Note, the proceeds of the loan carry simple interest at the rate of 12% per annum beginning on the date of the loan.  All unpaid principal and accrued interest is due on December 13, 2011 (the “Maturity Date”).  No payments are required until the Maturity Date.  However, for any principal amount due from us under the Note that is not paid on or before the Maturity Date, the unpaid principal balance due will increase by 1.5 times and such increased principal amount will accrue simple interest at a rate of 12% per annum effective as of the Maturity Date.  We have the right to prepay any amounts due to Beaird under the Note at any time without penalty.

In connection with the loan, we issued to Beaird warrants (the “Warrants”) to purchase up to 15,000,000 shares of our common stock at an exercise price of $0.01 per share.  The Warrants expire on the later of the second anniversary of the date of issuance or the date all principal due under the Note is fully paid.  The exercise price may be paid in cash or by a reduction of the principal amount owed on the Note equal to the exercise price, or by a combination of cash payment and a reduction of the principal amount owed on the Note.  We believe the issuance of these securities was exempt from registration under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  In addition, the Stock Purchase Warrant Agreement with respect to the Warrants included certain piggyback registration rights under which Beaird may register for resale shares held by Beaird if we propose to register shares of our common stock (or any security which is convertible into or exchangeable or exercisable for common stock) under the Securities Act.

We plan to use the proceeds of the loan to fund our current and expected short-term operating and exploration costs and certain outstanding expenses and for general working capital.  We do not have any revenues and continue to be dependent on debt and equity financing to meet our immediate cash needs.  In the event we are unable to achieve sufficient revenues for the repayment of the Note, we will need to raise additional funds through further debt or equity financings.  We can provide no assurance that we will be able to generate revenues or raise the funds necessary for the repayment of the Note and for our continued operations on terms favorable to us or at all.

The Note is secured by a 49% interest in the mineral rights of our current and future mining claims located in Mohave County, Arizona, and in the proceeds generated by or from such properties (the “Security Interest”).  In connection with this transaction, we amended and restated our previous security agreement with Beaird dated October 13, 2010, which provided subtantially the same security interest for a $200,000 loan to us by Beaird on such date and which has been previously disclosed (the “October 2010 Loan”), to provide that the Security Interest shall secure both the Note and October 2010 Loan.  At our election, we may convert the Security Interest to a priority security interest on 49% of our share of proceeds from any joint venture or licensing agreement in which we may enter in order to develop the above-referenced mining claims, subject to certain conditions.  In the event we default under the Note, Beaird may institute legal action against us.  In such event, Beaird would be entitled to its collection costs, including attorney fees not to exceed 20% of the amount sought to be collected.

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Copies of the Lease Agreement, Promissory Note, Security Agreement, and Stock Purchase Warrant Agreement are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.  The foregoing summary of these documents is qualified in its entirety by the complete text of the documents.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Our discussion under Item 1.01 of this Current Report is hereby incorporated by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

Our discussion under Item 1.01 of this Current Report is hereby incorporated by reference.

In addition, on April 25, 2011, concurrently with the loan transaction described above, we sold to Beaird 12,500,000 shares of our common stock at a price of $0.008 per share for an aggregate of $100,000.  We believe the issuance of these securities was exempt from registration under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act.  These shares were not issued in connection with the exercise of any stock warrants previously issued to Beaird.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Mining Lease With Option To Purchase, by and between La Cuesta International, Inc. and International Star, Inc.
10.2	Corporate Promissory Note, dated April 25, 2011, and issued by International Star, Inc. to Beaird Operating Companies, LLC
10.3	Amended and Restated Security Agreement, entered into on April 25, 2011, by Beaird Operating Companies, LLC and International Star, Inc.
10.4	Stock Purchase Warrant Agreement, entered into on April 25, 2011, by and between International Star, Inc. and Beaird Operating Companies, LLC
10.5	Subscription and Indemnification Agreement dated April 25, 2011, between International Star, Inc. and Beaird Operating Companies, LLC

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2011	INTERNATIONAL STAR, INC. By: /s/ Jacqulyn B. Wine Jacqulyn B. Wine, Secretary & Treasurer

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